*     *     *     *     *

AMENDED AND RESTATED
CORPORATE BYLAWS

OF

PILGRIM'S PRIDE CORPORATION
(A Delaware corporation)

*     *     *     *     *

PAGE

ARTICLE 1	NAME AND OFFICES	1

1.1	Name	1
1.2	Registered Office and Agent	1
1.3	Other Offices	1

ARTICLE 2	STOCKHOLDERS	1

2.1	Place of Meetings	1
2.2	Annual Meetings	1
2.3	Special Meetings	2
2.4	Notice	2
2.5	Voting List	2
2.6	Quorum	3
2.7	Requisite Vote	3
2.8	Withdrawal of Quorum	4
2.9	Voting at Meeting	4

(a)	Voting Power	4
(b)	Exercise of Voting Power; Proxies	4
(c)	Election of Directors	5

2.10	Record Date	5

(a)	Record Date for Meetings and Distributions	5
(b)	Record Date for Action by Written Consent	5

2.11	Action Without Meetings	5
2.12	Stockholder Proposals	6

ARTICLE 3	DIRECTORS	8

3.1	Management Powers	8
3.2	Number and Qualification	8
3.3	Election and Term	9
3.4	Voting on Directors	9
3.5	Vacancies and New Directorships	9
3.6	Removal	10
3.7	Meetings	10

(a)	Place	10
(b)	Annual Meeting	10
(c)	Regular Meetings	10
(d)	Special Meetings	10

-i-

(continued)
Page

(e)	Notice and Waiver of Notice	11
(f)	Quorum	11
(g)	Requisite Vote	11

3.8	Action Without Meetings	11
3.9	Committees	11

(a)	Designation and Appointment	11
(b)	Members; Alternate Members; Terms	12
(c)	Authority	12
(d)	Records	12
(e)	Change in Number	12
(f)	Vacancies	12
(g)	Removal	12
(h)	Meetings	12
(i)	Quorum; Requisite Vote	12
(j)	Compensation	13
(k)	Action Without Meetings	13
(l)	Responsibility	13

3.10	Compensation	13
3.11	Maintenance of Records	13
3.12	Interested Directors and Officers	13

ARTICLE 4	NOTICES	14

4.1	Method of Notice	14
4.2	Waiver	15

ARTICLE 5	OFFICERS AND AGENTS	15

5.1	Designation	15
5.2	Election of Officers	15
5.3	Qualifications	16
5.4	Term of Office	16
5.5	Authority	16
5.6	Removal	16
5.7	Vacancies	16
5.8	Compensation	16
5.9	Senior Chairman of the Board	17
5.10	Chairman of the Board	17
5.11	Chief Executive Officer	18
5.12	Chief Financial Officer	18
5.13	Chief Operating Officer	19

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(continued)
Page

5.14	President	19
5.15	Vice Presidents	19
5.16	Secretary	20
5.17	Assistant Secretaries	20
5.18	Treasurer	20
5.19	Assistant Treasurers	21

ARTICLE 6	INDEMNIFICATION	21

6.1	Mandatory Indemnification	21
6.2	Determination of Indemnification	22
6.3	Advance of Expenses	23
6.4	Permissive Indemnification	24
6.5	Nature of Indemnification	24
6.6	Insurance	24

ARTICLE 7	STOCK CERTIFICATES AND TRANSFER REGULATIONS	25

7.1	Description of Certificates	25
7.2	Signatures	26
7.3	Registered Owners	26
7.4	Lost, Stolen or Destroyed Certificates	27

(a)	Proof of Loss	27
(b)	Timely Request	27
(c)	Bond	27
(d)	Other Requirements	27

7.5	Registration of Transfers	28

(a)	Endorsement	28
(b)	Guaranty and Effectiveness of Signature	28
(c)	Adverse Claims	28
(d)	Collection of Taxes	28
(e)	Additional Requirements Satisfied	28

7.6	Restrictions on Transfer and Legends on Certificates	28

(a)	Shares in Classes or Series	29
(b)	Restriction on Transfer	29

ARTICLE 8	GENERAL PROVISIONS	29

8.1	Dividends	29

-iii-

(continued)
Page

8.2	Reserves	29
8.3	Books and Records	29
8.4	Contracts and Negotiable Instruments	30
8.5	Fiscal Year	30
8.6	Corporate Seal	31
8.7	Resignations	31
8.8	Amendment of Bylaws	31
8.9	Construction	31
8.10	Telephone Meetings	31
8.11	Table of Contents; Captions	32

-iv-

AMENDED AND RESTATED
CORPORATE BYLAWS

OF

PILGRIM'S PRIDE CORPORATION
(a Delaware Corporation)

ARTICLE 1
NAME AND OFFICES
1.1                      Name.  The name of the Corporation is PILGRIM'S PRIDE CORPORATION, hereinafter referred to as the "Corporation."
1.2                      Registered Office and Agent.  The Corporation shall establish, designate and continuously maintain a registered office and agent in the State of Delaware.
1.3                      Other Offices.  The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may, from time to time, determine the business of the Corporation may require.
ARTICLE 2
STOCKHOLDERS
2.1                      Place of Meetings.  Each meeting of the stockholders of the Corporation is to be held at the principal offices of the Corporation or at such other place, either within or without the State of Delaware, as may be specified in the notice of the meeting or in a duly executed waiver of notice thereof.
               2.2                      Annual Meetings.  An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors, which date shall be within thirteen (13) months of the last annual meeting of stockholders, and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting.
2.3                      Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer or President.  The notice of a special meeting shall state the purpose or purposes of the proposed meeting and the business to be transacted at any such special meeting of stockholders, and shall be limited to the purposes stated in the notice therefor.
2.4                      Notice.  Written or printed notice of the meeting stating the place, if any, day and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as determined in accordance with the provisions of Section 2.10 hereof, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).  If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, with postage thereon prepaid, addressed to the stockholder entitled thereto at his address as it appears on the stock ledger of the Corporation.
                2.5                      Voting List.  The officer having charge and custody of the stock ledger of the Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of not less than ten (10) days prior to such meeting at the principal office of the Corporation.  If the meeting is to be held at a place, such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting.  The original stock ledger shall be the only evidence as to identity of the stockholders entitled to examine such list and to vote at any such meeting of the stockholders.
2.6                      Quorum.  The holders of a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by statute, the Certificate of Incorporation or these Bylaws.  If, however, such quorum shall not be present or represented at any such meeting of the stockholders, (a) holders of a majority of the combined voting power of the capital stock entitled to vote thereat, present in person, or represented by proxy, or (b) the Chairman of the Board shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting.  At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.
               2.7                      Requisite Vote.  If a quorum is present at any meeting, the vote of the holders of a majority of the total outstanding voting power of Common Stock, present in person or represented by proxy, shall determine any question brought before such meeting, unless the question is one upon which, by express provision of the Certificate of Incorporation or of these Bylaws, a different vote shall be required, in which case such express provision shall govern and control the determination of such question.
2.8                      Withdrawal of Quorum.  If a quorum is present at the time of commencement of any meeting, the stockholders present at such duly convened meeting may continue to transact any business which may properly come before said meeting until adjournment thereof, notwithstanding the withdrawal from such meeting of sufficient holders of the shares of capital stock entitled to vote thereat to leave less than a quorum remaining.
2.9                      Voting at Meeting.  Voting at meetings of stockholders shall be conducted and exercised subject to the following procedures and regulations:
(a)           Voting Power.  In the exercise of voting power with respect to each matter properly submitted to a vote at any meeting of stockholders, each holder of the capital stock of the Corporation having voting power shall be entitled to such number of votes as shall be specified in the Certificate of Incorporation.

(b)           Exercise of Voting Power; Proxies.  Each stockholder entitled to vote at a meeting or to consent to corporate action in writing without a meeting may vote or consent either in person or authorize another person or persons to act for him by proxy duly appointed by instrument in writing or by transmission permitted by law; provided, however, no such appointment of proxy shall be valid, voted or acted upon after the expiration of three (3) years from the date of such proxy, unless otherwise stated therein.  A proxy shall be revocable unless expressly designated therein as irrevocable and coupled with an interest.  Proxies coupled with an interest include the appointment as proxy of:  (a) a pledgee; (b) a person who purchased or agreed to purchase or owns or holds an option to purchase the shares voted; (c) a creditor of the Corporation who extended its credit under terms requiring the appointment; (d) an employee of the Corporation whose employment contract requires the appointment; or (e) a party to a voting agreement created under Section 218 of the General Corporation Law of Delaware, as amended.  Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.  Any vote may be taken by voice vote or by show of hands unless someone entitled to vote at the meeting objects, in which case written ballots shall be used.

(c)           Election of Directors.  In all elections of Directors, cumulative voting shall be prohibited.

2.10                      Record Date.  A record date shall be fixed or determined in the following manner.
(a)           Record Date for Meetings and Distributions.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

(b)           Record Date for Action by Written Consent.  In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted.  If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by law.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                2.11                      Action Without Meetings.  Any action permitted or required to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent shall have the same force and effect as the requisite vote of the stockholders thereon.  Any such executed written consent, or an executed counterpart thereof, shall be placed in the minute book of the Corporation.  Every written consent shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by law, a consent or consents signed by the holders of the minimum number of shares of the capital stock issued and outstanding and entitled to vote on and approve the action that is the subject of the consent are delivered to the Corporation.  Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.
             2.12                      Stockholder Proposals.  At the annual meeting of stockholders of the Corporation, only such business shall be conducted and only such proposals shall be acted upon as shall have been properly brought before such annual meeting.  To be properly brought before an annual meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with these Bylaws or (ii) be properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of such stockholder's notice provided for herein, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section, and otherwise be proper subjects for stockholder action under the

Delaware General Corporation Law and be properly introduced at the annual meeting.  For a proposal to be properly brought before the annual meeting by a stockholder of the Corporation, in addition to any other applicable requirements, such stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation.  To be timely, such stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days nor more than 270 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date.  Any such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address, as they appear on the Corporation's books, of such stockholder proposing such business, any other stockholders of the Corporation known by such stockholder to be in favor of such proposal and of such beneficial owner; and (iii) the class and number of shares of capital stock of the Corporation owned of record and beneficially by such stockholder and such beneficial holder on the date of such notice.  The presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section have been met with respect to any stockholder proposal.  If the presiding officer determines that any stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

At a special meeting of stockholders of the Corporation, only such business shall be conducted and only such proposals shall be acted upon as shall have been properly brought before such special meeting.  To be properly brought before such a special meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with these Bylaws or (ii) constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate.  In addition to the foregoing provisions of this Section, a stockholder of the Corporation shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.
ARTICLE 3
DIRECTORS
3.1                      Management Powers.  The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.
3.2                      Number and Qualification.  The Board of Directors shall consist of not less than one (1) member.  The number of Directors shall be fixed from time to time by the Board of Directors.  Directors need not be residents of the State of Delaware nor stockholders of the Corporation.  The number of Directors shall be fixed, and may be increased or decreased, from time to time by resolution of the Board of

Directors without the necessity of a written

amendment to the Bylaws of the Corporation; provided, however, no decrease shall have the effect of shortening the term of any incumbent Director.
3.3                      Election and Term.  Members of the Board of Directors shall hold office until the annual meeting of the stockholders of the Corporation and until their successors shall have been elected and qualified.  At the annual meeting of stockholders, the stockholders entitled to vote in an election of Directors shall elect Directors to hold office until the next succeeding annual meeting of the stockholders.  Each Director shall hold office for the term for which he is elected, and until his successor shall be elected and qualified or until his death, resignation or removal, if earlier.
3.4                      Voting on Directors.  Directors shall be elected by the vote of the holders of a plurality of the combined voting power of the shares entitled to vote in the election of Directors and represented in person or by proxy at a meeting of stockholders at which a quorum is present.  Cumulative voting in the election of Directors is expressly prohibited.
3.5                      Vacancies and New Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, or by the requisite vote of the stockholders at an annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose, and the Directors so elected shall hold office until their successors are elected and qualified.  If the holders of any class or classes of stock or series of stock of the Corporation are entitled to elect one or more Directors by the Certificate of Incorporation or Certificate of Designations applicable to such class or series, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected, and the Directors so elected shall hold office until the next election of the class for which such Directors shall have been chosen, and until their successors shall be elected and qualified.  For purposes of these Bylaws, a "vacancy" shall be defined as an unfilled directorship arising by virtue of the death, resignation or removal of a Director theretofore duly elected to serve in such capacity in accordance with the relevant provisions of these Bylaws.
3.6                      Removal.  Except as otherwise required by law, any Director may be removed either for or without cause at any duly convened special or annual meeting of stockholders by the affirmative vote of a majority of the combined voting power of the shares of the stockholders entitled to vote at an election of Directors.
3.7           Meetings.  The meetings of the Board of Directors shall be held and conducted subject to the following regulations:
(a)           Place.  Meetings of the Board of Directors of the Corporation, annual, regular or special, are to be held at the principal office or place of business of the Corporation, or such other place, either within or without the State of Delaware, as may be specified in the respective notices, or waivers of notice, thereof.

(b)           Annual Meeting.  The Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the place where such meeting of the stockholders has been held (either within or without the State of Delaware), for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting.  No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be required.

(c)           Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place or places as shall from time to time be determined and designated by the Board.

(d)           Special Meetings.  Special meetings of the Board of Directors may be called by the Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer or President of the Corporation on notice of two (2) days to each Director either personally or by mail or by telegram, telex, facsimile transmission or electronic transmission and delivery.  Special meetings of the Board of Directors shall be called by the Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two (2) Directors.

(e)           Notice and Waiver of Notice.  Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(f)           Quorum.  At all meetings of the Board of Directors, a majority of the total authorized number of Directors (the "Whole Board") shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(g)           Requisite Vote.  The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Certificate of Incorporation or these Bylaws.

3.8           Action Without Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted by law to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission is filed in the minutes or proceedings of the Board of Directors or committee.
3.9           Committees.  Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:
(a)           Designation and Appointment.  The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate.

(b)           Members; Alternate Members; Terms.  Each committee thus designated and appointed shall consist of one or more of the Directors of the Corporation, one of whom, in the case of the Executive Committee, shall be the Chief Executive Officer of the Company.  The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Whole Board, replace absent or disqualified members at any meeting of that committee.  The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

(c)           Authority.  Each committee, to the extent provided in the resolution of the Board creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the Whole Board.

(d)           Records.  Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

(e)           Change in Number.  The number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by the Whole Board.

(f)           Vacancies.  Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 3.9.

(g)           Removal.  Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the affirmative vote of a majority of the Whole Board.

(h)           Meetings.  The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

(i)           Quorum; Requisite Vote.  At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business.  The act of a majority of the members and alternate members of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws.  If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

(j)           Compensation.  Appropriate compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the action of a majority of the Whole Board pursuant to the provisions of Section 3.10 hereof.

(k)           Action Without Meetings.  Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

(l)           Responsibility.  Notwithstanding any provision to the contrary herein, the designation and appointment of a committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

3.10                      Compensation.  By appropriate resolution of the Board of Directors, the Directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum (as determined from time to time by the vote of a majority of the Directors then in office) for attendance at each meeting of the Board of Directors or a stated salary as Director, or both.  No such payment shall preclude any Director from serving the Corporation in another capacity and receiving compensation therefor.  Members of special or standing committees may, by appropriate resolution of the Board of Directors, be allowed similar reimbursement of expenses and compensation for attending committee meetings.
3.11                      Maintenance of Records.  The Directors may keep the books and records of the Corporation, except such as are required by law to be kept within the State, outside the State of Delaware or at such place or places as they may, from time to time, determine.
3.12                      Interested Directors and Officers.  No contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors (or committee of the Board) of the Corporation, which authorizes the contract or transaction, or solely because such Director's or officer's votes are counted for such purpose, if (a) the material facts of such relationship or interest and as to the contract or transaction shall be disclosed or known to the Board of Directors (or the committee) and the Board of Directors (or the committee) shall, nevertheless in good faith, authorize such contract or transaction by the affirmative vote of a majority of disinterested Directors even though the disinterested Directors be less than a quorum; (b) the material facts of such relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  The provisions of this Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.
ARTICLE 4
NOTICES
               4.1                      Method of Notice.  To the fullest extent permitted by law, whenever under the provisions of the General Corporation Law of Delaware or of the Certificate of Incorporation or of these

Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing and delivered personally, through the United

States mail, by a recognized delivery service (such as Federal Express) or by means of telegram, telex, facsimile transmission or electronic transmission, addressed to such Director or stockholder, at his address or telex or facsimile transmission

number, as the case may be, as it appears on the records of the Corporation, with postage and fees thereon prepaid.  Such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail or with an express delivery service or when transmitted by telex, facsimile transmission, electronic transmission or personally delivered, as the case may be.
4.2                      Waiver.  Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of Delaware or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance by such person or persons, whether in person or by proxy, at any meeting requiring notice shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE 5
OFFICERS AND AGENTS
5.1                      Designation.  The officers of the Corporation shall be chosen by the Board of Directors and shall consist of the offices of:
(a)           Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Vice President, Treasurer and Secretary; and

(b)           Such other offices and officers (including one or more additional Vice Presidents) and assistant officers and agents as the Board of Directors shall deem necessary.

5.2                      Election of Officers.  Each officer designated in Section 5.1(a) hereof shall be elected by the Board of Directors on the expiration of the term of office of such officer, as herein provided, or whenever a vacancy exists in such office.  Each officer or agent designated in Section 5.1(b) above may be elected by the Board of Directors at any meeting.
5.3                      Qualifications.  No officer or agent need be a stockholder of the Corporation or a resident of Delaware.  No officer or agent is required to be a Director, except the Senior Chairman of the Board and the Chairman of the Board.  Any two or more offices may be held by the same person.
5.4                      Term of Office.  Unless otherwise specified by the Board of Directors at the time of election or appointment, or by the express provisions of an employment contract approved by the Board, the term of office of each officer and each agent shall expire on the date of the first meeting of the Board of Directors next following the annual meeting of stockholders each year.  Each such officer or agent, unless elected or appointed to an additional term, shall serve until the expiration of the term of his office or, if earlier, his death, resignation or removal.
5.5                      Authority.  Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.
5.6                      Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board of Directors.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.
5.7                      Vacancies.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) shall be filled by the Board of Directors.
5.8                      Compensation.  The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

5.9                      Senior Chairman of the Board.  The Senior Chairman shall have the power to call special meetings of the stockholders and of the Directors for any purpose or purposes, and, in the absence of the Chairman of the Board, the Senior Chairman shall preside at all meetings of the Board of Directors.  The Senior Chairman shall advise and counsel the other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.  The Senior Chairman shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
5.10                      Chairman of the Board.  The Chairman of the Board shall be chosen from among the Directors.  The Chairman of the Board shall have the power to call special meetings of the stockholders and of the Directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and Board of Directors, unless he shall be absent or unless he shall, at his election, designate the Senior Chairman to preside in his stead.  The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.  The Chairman of the Board shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

5.11                      Chief Executive Officer.  The Chief Executive Officer shall have general supervision, management, direction and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  In the absence of the Chairman of the Board and the Senior Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors.  The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.
5.12                      Chief Financial Officer.  The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Corporation and shall see that all financial orders and resolutions of the Board of Directors are carried into effect.  The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The chief financial officer shall have the general financial powers and duties of management usually vested in the office of the Chief Financial Officer of a corporation and shall perform such other duties and possess such other authority and powers as the Chairman of the Board and Board of Directors may from time to time prescribe.
5.13                      Chief Operating Officer.  The Chief Operating Officer shall have general supervision of the day to day operations of the Corporation.  The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation and shall perform such other duties and possess such other authority and powers as the Chairman of the Board and Board of Directors may from time to time prescribe.
5.14                      President.  In the absence or disability of the Chief Operating Officer, the President shall perform all of the duties of the Chief Operating Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Operating Officer, including the power to sign all instruments and to take all actions which the Chief Operating Officer is authorized to perform by the Board of Directors or the Bylaws.  The President shall have the general powers and duties vested in the office of President as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.
5.15                      Vice Presidents.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the requisite vote of the Board of Directors, shall, in the prolonged absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.  The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

5.16                      Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders of the Corporation and record all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be maintained for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or President.  The Secretary shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
5.17                      Assistant Secretaries.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.
5.18                      Treasurer.  The Treasurer shall be the Chief Financial Officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control owned by the Corporation.  The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.
5.19                      Assistant Treasurers.  The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.
ARTICLE 6
INDEMNIFICATION
6.1                      Mandatory Indemnification.  Each person who was or is made a party or is threatened to be made a party, or who was or is a witness without being named a party, to any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (a "Proceeding"), by reason of the fact that such individual is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation from and against any judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with such Proceeding if it is determined that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and (ii) with respect to any Proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding which is a criminal action, had reasonable cause to believe that his conduct was unlawful.  A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.
6.2                      Determination of Indemnification.  Any indemnification under the foregoing Section 6.1 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.  Such determination shall be made with respect to a person who is a Director or officer at the time of the determination (1) by a majority vote of the Directors who at the time of the vote are not parties to such Proceeding, even though less than a quorum; (2) by a committee of the Board of Directors, designated to act in the matter by a majority of such Directors, even though less than a quorum; (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel (in a written opinion); or (4) by the stockholders of the Corporation.
6.3                      Advance of Expenses.  Reasonable expenses, including court costs and attorneys' fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in a Proceeding, by reason of the fact that such individual is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without the determination set forth in Section 6.2, upon receipt by the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 6, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Corporation if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6.  Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment.

6.4                      Permissive Indemnification.  The Board of Directors of the Corporation may authorize the Corporation to indemnify employees or agents of the Corporation, and to advance the reasonable expenses of such persons.
6.5                      Nature of Indemnification.  The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested Directors or otherwise, both as to actions taken in an official capacity and as to actions taken in any other capacity while holding such office, shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.
6.6                      Insurance.  The Corporation shall have the power and authority to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, claim, damage, loss or risk asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, irrespective of whether the Corporation would have the power to indemnify and hold such person harmless against such liability under the provisions hereof.  If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the

Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the stockholders of the Corporation.  Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement.  The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation.  In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether the Directors participating in the approval is a beneficiary of the insurance or arrangement.
ARTICLE 7
STOCK CERTIFICATES AND TRANSFER REGULATIONS
7.1                      Description of Certificates.  The shares of the capital stock of the Corporation shall be represented by certificates or shall be uncertificated.  Each record holder of shares represented by certificates, upon request to the Corporation, shall be provided with a certificate of stock representing the number of shares owned by the holder.  The shares of the capital stock of the Corporation represented by certificates shall be signed by, or in the name of the

 Corporation by the Chairman of the Board, President or a Vice President and the Treasurer or the Secretary or an Assistant Secretary of the Corporation.  Each certificate shall state on the face thereof the name of the holder, the number and class of shares, the par value of shares covered thereby or a statement that such shares are without par value, and such other matters as are required by law.  At such time as the Corporation may be authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the laws of the State of Delaware, or may state that the Corporation will furnish a copy of such statement without charge to the holder of such certificate upon receipt of a written request therefor from such holder.
7.2                      Signatures.  The signatures of the Chairman of the Board, President, Vice President or Treasurer, Secretary or Assistant Secretary upon a certificate may be facsimiles.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed upon any such certificate or certificates, shall cease to serve as such officer or officers of the Corporation, or as transfer agent or registrar, whether because of death, resignation, removal or otherwise, before such certificate or certificates are issued by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to serve as such officer or officers or as transfer agent or registrar of the Corporation.
7.3           Registered Owners.  Prior to due presentment for registration of transfer of shares of the capital stock of the Corporation in the manner set forth in Section 7.5 hereof, the Corporation shall be entitled to recognize the person registered as the owner of such shares on its books (or the books of its duly appointed transfer agent, as the case may be) as the person exclusively entitled to vote, to receive notices and dividends with respect to, and otherwise exercise all rights and powers relative to such shares; and the Corporation shall not be bound or otherwise obligated to recognize any claim, direct or indirect, legal or equitable, to such shares by any other person, whether or not it shall have actual, express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.4           Lost, Stolen or Destroyed Certificates.  The Corporation shall issue a new certificate in place of any certificate for shares previously issued, if the registered owner of the certificate satisfies the following conditions:
(a)           Proof of Loss.  Submits proof in affidavit form satisfactory to the Corporation that such certificate has been lost, destroyed or wrongfully taken;

(b)           Timely Request.  Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)           Bond.  Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made or otherwise asserted by virtue of the alleged loss, destruction, or theft of such certificate or certificates; and

(d)           Other Requirements.  Satisfies any other reasonable requirements imposed by the Corporation.

         In the event a certificate has been lost, apparently destroyed or wrongfully taken, and the registered owner of record fails to notify the Corporation within a reasonable time after he has notice of such loss, destruction, or wrongful taking, and the Corporation registers a transfer (in the manner set forth below) of the shares represented by the certificate before receiving such notification, such prior registered owner of record shall be precluded from making any claim

against the Corporation for the transfer required hereunder or for a new certificate to the fullest extent permitted by law.
7.5           Registration of Transfers.  Transfers of stock shall be made upon the books of the Corporation.  Subject to the provisions hereof, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:
(a)           Endorsement.  Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate;

(b)           Guaranty and Effectiveness of Signature.  The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective;

(c)           Adverse Claims.  The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim;

(d)           Collection of Taxes.  Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

(e)           Additional Requirements Satisfied.  Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation thereto, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

In the case of uncertificated shares, transfers will be made upon receipt of proper transfer instructions from the record owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock, with such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require.

7.6           Restrictions on Transfer and Legends on Certificates.

(a)           Shares in Classes or Series.  If the Corporation is authorized to issue shares of more than one class or more than one series of any class, the certificate, if any, shall set forth, either on the face or back of the certificate, a full or summary statement of all of the powers, designations, preferences, limitations, and relative rights of the shares of each such class or series.  In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any stockholder without charge upon request to the Corporation.

(b)           Restriction on Transfer.  Any restrictions imposed by the Corporation on the sale or other disposition of its shares or on the amount of the Corporation's securities that may be owned by any person and on the transfer thereof must be noted conspicuously on the certificates, if any, representing shares to which the restriction applies.

ARTICLE 8
GENERAL PROVISIONS
8.1                      Dividends.  Dividends on the issued and outstanding shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock.  Such declaration and payment shall be at the discretion of the Board of Directors.
8.2                      Reserves.  There may be created by resolution of the Board of Directors out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors from time to time, in its discretion, think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purposes as the Board of Directors shall think beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
8.3                      Books and Records.  The Corporation shall maintain correct and complete books and records of account and shall prepare and maintain minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.  The

Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration or transfer.  Such records shall contain the names and addresses of all past and present stockholders and the number and class of the shares issued by the Corporation held by each.
8.4                      Contracts and Negotiable Instruments.  Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Corporation may be executed and delivered in the name of the Corporation and on its behalf by the Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Treasurer or President of the Corporation.  The Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any contract in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may determine by resolution.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution of the Board of Directors.  Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.
8.5           Fiscal Year.  The fiscal year of the Corporation shall end on the Saturday closest to September 30.

8.6           Corporate Seal.  The Corporation seal shall be in such form as may be determined by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
8.7           Resignations.  Any Director, officer or agent may resign his office or position with the Corporation by delivering written notice or notice by electronic transmission thereof to the Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President or Secretary.  Such resignation shall be effective at the time specified therein, or immediately upon delivery if no time is specified.  Unless otherwise specified therein, an acceptance of such resignation shall not be a necessary prerequisite of its effectiveness.
8.8           Amendment of Bylaws.  These Bylaws may be altered, amended, or repealed and new Bylaws adopted at any meeting of the Board of Directors or stockholders at which a quorum is present, by the affirmative vote of a majority of the Directors or stockholders, as the case may be, present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.
8.9           Construction.  Whenever the context so requires herein, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.  If any portion or provision of these Bylaws shall be held invalid or inoperative, then, so far as is reasonable and possible:  (1) the remainder of these Bylaws shall be considered valid and operative, and (2) effect shall be given to the intent manifested by the portion or provision held invalid or inoperative.
8.10                      Telephone Meetings.  Directors or members of any committee may hold any meeting of such Directors or committee by means of conference telephone or other communications equipment which permits all persons participating in the meeting to hear each other and actions taken at such meetings shall have the same force and effect as if taken at a meeting at which persons were present and voting in person.  The Secretary of the Corporation shall prepare a memorandum of the action taken at any such telephonic meeting.
8.11                      Table of Contents; Captions.  The table of contents and captions used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
IN DUE CERTIFICATION WHEREOF, the undersigned, being the Secretary of PILGRIM'S PRIDE CORPORATION, confirms the adoption and approval of the foregoing Bylaws, effective as of the 28th day of November, 2007.

        /s/ Richard A. Cogdill
RICHARD A. COGDILL, Secretary